                                                                      EXHIBIT 99

                                CYTRX CORPORATION
                         PRO FORMA FINANCIAL INFORMATION



     On December 7, 2001, CytRx Corporation entered into a license agreement (the "License Agreement") with Vical, Incorporated ("Vical") granting Vical exclusive, worldwide rights to use or sublicense CytRx's TranzFect poloxamer technology to enhance viral or non-viral delivery of polynucleotides (such as DNA and RNA) in all preventive and therapeutic human and animal health applications, except for (1) four infectious disease vaccine targets previously licensed by CytRx to Merck & Co., Inc. and (2) DNA vaccines or therapeutics based on prostate-specific membrane antigen (PSMA).

     Under the License Agreement, CytRx received a signature payment of $3,750,000 and has the potential to receive milestone and royalty payments in the future based on criteria described in the License Agreement.

     The accompanying unaudited Pro Forma Condensed Balance Sheet as of November 30, 2001 gives effect to the License Agreement, assuming the transaction had occurred as of November 30, 2001. The Pro Forma Condensed Balance Sheet has been prepared by management of CytRx and should be read in conjunction with its historical financial statements. The historical balances have been prepared in accordance with generally accepted accounting principles and include all adjustments, consisting of normal recurring entries, which the Company's management believes to be necessary for a fair presentation of the period presented.

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                                CytRx Corporation
                        Pro Forma Condensed Balance Sheet
                                November 30, 2001
                                   (unaudited)

                                                                       Pro Forma
                                                   Historical       Adjustments Ref       Pro Forma
                                                  ------------     -----------------     ------------
ASSETS
   Current assets:
     Cash and cash equivalents                   $  1,551,053        $  3,975,000 (1)    $  5,526,053
     Receivables                                       31,265                                  31,265
     Other current assets                              31,976                                  31,976
                                                 ------------        ------------        ------------
         Total current assets                       1,614,294           3,975,000           5,589,294

   Property and equipment, net                      1,794,582                               1,794,582
   Note receivable                                    497,382                                 497,382
   Other assets                                        60,978                                  60,978
                                                 ------------        ------------        ------------

   Total assets                                  $  3,967,236        $  3,975,000        $  7,942,236
                                                 ============        ============        ============


LIABILITIES AND STOCKHOLDERS' EQUITY
   Current liabilities:
     Accounts payable                            $    121,033                            $    121,033
     Accrued liabilities                              435,807                                 435,807
                                                 ------------        ------------        ------------
         Total current liabilities                    556,840                   -             556,840

   Stockholder's equity:
     Preferred stock                                        -                                       -
     Common stock                                      11,459                                  11,459
     Additional paid-in capital                    74,504,266                              74,504,266
     Treasury Stock                                (2,279,238)                             (2,279,238)
     Accumulated deficit                          (68,826,091)          3,975,000 (1)     (64,851,091)
                                                 ------------        ------------        ------------
         Total stockholder's equity                 3,410,396           3,975,000           7,385,396
                                                 ------------        ------------        ------------

   Total liabilities and stockholder's equity    $  3,967,236        $  3,975,000        $  7,942,236
                                                 ============        ============        ============


(1) To reflect the payment of the signature license fee by Vical, Inc. to CytRx.